Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 24, 2010, relating to the financial statements and financial statement schedule of Courier Corporation, and the effectiveness of Courier Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Courier Corporation for the year ended September 25, 2010.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 3, 2011